SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant To Section 14(a) Of
                    The Securities Exchange Act Of 1934

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     RULE 14A-6(E)(2))
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[X]  Soliciting Material Pursuant to Section 240.14a-12

                         ICN Pharmaceuticals, Inc.
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              (Name of Registrant as Specified in its Charter)

                                    N/A
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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ICN Pharmaceuticals, Inc. issued the following press release on April 17, 2002.


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           ICN COMPLETES SALE OF RIBAPHARM SHARES AND DEBT TENDER



     Costa Mesa, CA, April 17, 2002 -- ICN Pharmaceuticals, Inc. (NYSE:ICN) today announced that it has completed the sale of 26 million shares of common stock of its subsidiary Ribapharm Inc. (NYSE:RNA) pursuant to an underwritten public offering. ICN has also announced that it has accepted for payment all of the Company's outstanding 8 3/4% Series B Senior Notes due 2008 pursuant to its previously announced tender offer and consent solicitation. The tender offer expired today as of 11:00 AM, New York City time.

     The Company today deposited funds with the trustee for the notes in an amount sufficient to pay the total consideration required under the terms of the tender offer and consent solicitation.

     Ribapharm is a biotechnology company focused on the discovery and commercialization of pharmaceuticals in the antiviral and anticancer areas. Ribapharm's initial public offering was part of a previously announced restructuring plan of ICN. This $260 million offering was the second largest IPO in the 20 year history of biotechnology.

     ICN, headquartered in Costa Mesa, California, is an innovative research-based company. Its therapeutic focus is in anti-infectives, including anti-virals, dermatology, and oncology.

     For the year 2001, ICN posted record full year revenues of $858 million and record full year pre-tax income of $144 million. Year over year from March 2001 through March 2002 ICN outperformed the drug industry by 42%.

     Additional information is also available on the Company's website at

http://www.icnpharm.com.
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ICN stockholders are strongly advised to read the proxy statement  relating to ICN's 2002 annual meeting of stockholders when it becomes available, as it will contain important information. Stockholders will be able to obtain this proxy statement, any amendments to the proxy statement and other documents filed by ICN with the Securities and Exchange Commission for free
at  the  Internet  website   maintained  by  the  Securities  and  Exchange
Commission at www.sec.gov. In addition, ICN will mail the proxy statement to each stockholder of record on April 9, 2002. ICN will also make additional copies of the proxy statement and any amendments to the proxy statement available for free to ICN's stockholders. Please direct your request for the proxy statement to Investor Relations, ICN Pharmaceuticals, Inc., 3300 Hyland Avenue, Costa Mesa, California 92626, telephone (714) 545-0100, extension 3013.

ICN, its executive officers and directors may be deemed to be participants in the solicitation of proxies for ICN's 2002 annual meeting of stockholders. Information regarding these participants is contained in a filing under Rule 14a-12 filed by ICN with the Securities and Exchange Commission on April 12, 2002.

THE 'SAFE HARBOR' STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains forward-looking statements that involve risks and uncertainties, including but not limited to, projections of future sales, operating income returns on invested assets, regulatory approval processes, and other risks detailed from time to time in the Company's Securities and Exchange Commission filings.




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